EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2003 relating to the financial statements of Equinix, Inc., which appears in Equinix Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002.

/S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 25, 2003